National General Holdings Corp. to Announce 2017 Third Quarter Results on November 8, 2017; Estimates Losses from Hurricanes Irma and Maria
NEW YORK, Oct. 16, 2017 (GLOBE NEWSWIRE) -- National General Holdings Corp. (Nasdaq:NGHC) announced today that it plans to release 2017 third quarter results after the market closes on Wednesday, November 8, 2017. At 9:00 AM ET on Thursday, November 9, 2017, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows.

Toll-Free U.S. Dial-in:	888-267-2845
International Dial-in:	973-413-6102
Conference Entry Code:	784681
Webcast Registration:	http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Thursday, November 9, 2017 to 11:59 PM ET on Thursday, November 23, 2017 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 784681. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events.cfm.

National General also announced that it expects its third quarter 2017 results to include $25-$30 million in losses from Hurricane Irma ($17.5-21 million after-tax) and $5 million in losses from Hurricane Maria ($3.5 million after-tax), both net of quota share reinsurance recoverables. Total net hurricane losses for the quarter, including the previously disclosed losses from Hurricane Harvey of $25-30 million ($17.5-21 million after-tax), will impact the third quarter by $55-65 million ($38.5-45.5 million after-tax).

National General Chief Executive Officer Barry Karfunkel commented: "The successive hurricane events this quarter have caused an unfortunate amount of damage domestically.  We are working with our talented claims staff to pay claims and assist our insureds in rebuilding what they have lost."

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd, Maiden Holdings, Ltd. or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, changes in asset valuations and failure to consummate the transactions described in this press release. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Investor Contact
Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com